Exhibit 10.2

PERFORMANCE SHARE UNIT GRANT NOTICE FOR NON-U.S. PARTICIPANTS
UNDER THE
CATALENT, INC.
2014 OMNIBUS INCENTIVE PLAN

Catalent, Inc. (the “Company”), pursuant to its 2014 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), hereby grants to the Participant set forth below the target number of Performance Share Units (which are performance-based Restricted Stock Units for purposes of the Plan) as set forth below. The Performance Share Units are subject to all of the terms and conditions as set forth herein and in the Performance Share Unit Agreement for Non-U.S. Participants, including any special terms and conditions for the Participant’s country set forth in Appendix A (both attached hereto), and the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein (including Exhibit A attached hereto) shall have the meaning set forth in the Plan or the Performance Share Unit Agreement.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]

Performance Period:	The period commencing on and ending on .
Target Number of

Performance Share Units:	[Insert Target Number of PSUs], subject to adjustment as set forth in the Plan.

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE SHARE UNIT GRANT NOTICE, THE PERFORMANCE SHARE UNIT AGREEMENT (INCLUDING APPENDIX A) AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE SHARE UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE SHARE UNIT GRANT NOTICE, THE PERFORMANCE SHARE UNIT AGREEMENT (INCLUDING APPENDIX A) AND THE PLAN. THE PARTICIPANT’S RIGHTS UNDER THE PERFORMANCE SHARE UNIT GRANT NOTICE AND THE PERFORMANCE SHARE UNIT AGREEMENT (INCLUDING APPENDIX A) WILL LAPSE SIXTY (60) DAYS FROM THE DATE OF GRANT AND THE PERFORMANCE SHARE UNITS WILL BE FORFEITED ON SUCH DATE IF THE PARTICIPANT SHALL NOT HAVE ACCEPTED THIS PERFORMANCE SHARE UNIT GRANT NOTICE AND THE PERFORMANCE SHARE UNIT AGREEMENT BY SUCH DATE.
This Performance Share Unit Grant Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

CATALENT, Inc.    Participant

________________________________    ________________________________
By:
Title:

_____________________________

1
To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

PERFORMANCE SHARE UNIT AGREEMENT FOR NON-U.S. PARTICIPANTS
UNDER THE
CATALENT, INC.
2014 OMNIBUS INCENTIVE PLAN

Pursuant to the Performance Share Unit Grant Notice for Non-U.S. Participants (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Share Unit Agreement for Non-U.S. Participants (the “Performance Share Unit Agreement”), including any special terms and conditions for the Participant’s country set forth in Appendix A attached hereto (collectively, along with Exhibit A, this “Agreement”), and the Catalent, Inc. 2014 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), Catalent, Inc. (the “Company”) and the Participant agree as follows.
1.Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan or the Grant Notice, as applicable.

(a)Employment. The term “Employment” means the Participant’s employment as an employee of the Company or any of its Affiliates or Subsidiaries.

(b)    Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall mean the Participant’s breach of the Restrictive Covenants set forth in Section 10 or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s or any of its Affiliates’ or Subsidiaries’ vendors, suppliers, customers or employees or any similar provision applicable to or agreed to by the Participant.
(c)    Retirement. The term “Retirement” shall mean a Termination by the Participant that occurs on or after the date on which the Participant attains the age of sixty-five (65) and has completed at least ten (10) years of Employment (other than a Termination when grounds existed for a Termination for Cause at the time thereof).
(d)    Termination Date. The term “Termination Date” shall mean the date upon which the Participant incurs a Termination for any reason.
2.    Grant of Performance Share Units. Subject to the terms and conditions set forth herein, in the Grant Notice and in the Plan, for good and valuable consideration, the Company hereby grants to the Participant the Target Number of Performance Share Units (which are performance-based Restricted Stock Units for purposes of the Plan) provided in the Grant Notice (with each Performance Share Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Performance Share Units to the Participant under this Agreement by providing the Participant with a new Grant Notice and new Exhibit A, to the extent applicable, which may also include any terms and conditions differing from this Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Share Units hereunder and makes no implied promise to grant additional Performance Share Units.

3.    Vesting. Subject to the conditions contained herein and in the Plan, the Performance Share Units shall vest as provided on Exhibit A or in Section 6 below. With respect to any Performance Share Unit, the period of time that such Performance Share Unit remains subject to vesting shall be its Restricted Period.
4.    Dividend Equivalents. The Performance Share Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock. Such dividend equivalents will be provided in shares of Common Stock having a Fair Market Value equal to the amount of such applicable dividends, and shall be shall be payable at the same time as the Performance Share Units are settled in accordance with Section 5 below. In the event that any Performance Share Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Performance Share Units.

5.    Settlement of Performance Share Units. Upon expiration of the Restricted Period with respect to any outstanding Performance Share Units that have not previously been forfeited in accordance with Exhibit A or Section 6 below, the Company shall issue to the Participant as soon as practicable (but no later than March 15 of the year following the year in which the Restricted Period expires) one share of Common Stock for each Performance Share Unit and such Performance Share Unit shall be cancelled; provided, however, that the Committee may, in its sole discretion, elect to defer the issuance of such shares beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code.

6.    Treatment on Termination.

(a)    Subject to clauses (b) - (d) below, in the event of a Termination prior to the Regular Vesting Date, the CIC Vesting Date or the Time Vesting Date (each as defined on Exhibit A), as applicable, (i) all vesting with respect to the Participant’s Performance Share Units shall cease and (ii) unvested Performance Share Units shall be forfeited to the Company by the Participant for no consideration as of the Termination Date.
(b)    Death. If the Participant incurs a Termination due to death, the Target Number of Performance Share Units or the number of Converted PSUs (as defined on Exhibit A) to the extent applicable, shall, to the extent not then vested or previously forfeited or cancelled, become fully vested, the Restricted Period shall expire and any unvested Performance Share Units will immediately be forfeited to the Company by the Participant for no consideration.
(c)    Disability/Retirement. If the Participant incurs a Termination due to Disability or Retirement, in each case, the number of Performance Share Units as determined in accordance with Exhibit A, to the extent applicable, shall, to the extent not then vested or previously forfeited or cancelled, continue to vest as provided on Exhibit A as if the Participant had continued Employment through the Regular Vesting Date, the CIC Vesting Date or the Time Vesting Date, as applicable, subject to the Participant’s compliance with the restrictive covenants set forth in Section 10 and the Participant’s execution, delivery and non-revocation of a waiver and release of claims in favor of the Company and its Affiliates and Subsidiaries in a form prescribed by the Company on or prior to the 60th day following the Termination Date; provided, however, in the case of a Termination due to Retirement, the number of Performance Share Units, if any, that shall vest, as determined in accordance with Exhibit A shall be multiplied by a fraction, the numerator of which is equal to the number of days between and including the first day of the Performance Period and the date the Participant incurs a Termination due to Retirement and the denominator of which is 1095. Upon the Regular Vesting Date, the CIC Vesting Date or the Time Vesting Date, as applicable, the Restricted Period shall expire and any unvested Performance Share Units will immediately be forfeited to the Company by the Participant for no consideration.
Notwithstanding the above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant's jurisdiction that would cause the continued vesting of the Performance Share Units after Termination due to Retirement being deemed unlawful and/or discriminatory, the unvested Performance Share Units shall be treated as set forth in the remaining provisions of this Section 6.
(d)    Change in Control. In the event of a Change in Control, to the extent the acquiring or successor entity assumes, continues or substitutes for the Performance Share Units as provided for and described on Exhibit A hereto, if the Participant incurs a Termination by the Service Recipient without Cause (other than due to death or Disability) during the period commencing on the date of the consummation of a Change in Control and ending on the date that is eighteen (18) months following the consummation of such Change in Control, the number of Converted PSUs shall, to the extent not then vested or previously forfeited or cancelled, become fully vested, the Restricted Period shall expire and any unvested Performance Share Units will immediately be forfeited to the Company by the Participant for no consideration.

7.    Non-Transferability. The Performance Share Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to executors, the administrators or the person or persons to whom the Performance Share Units may be transferred by will or by the laws of descent and distribution in accordance with Section 14 of the Plan, the word “Participant” shall be deemed to include such person or persons. Except as otherwise provided herein, no assignment or transfer of the Performance Share Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Share Units shall terminate and become of no further effect.
8.    Rights as Stockholder. Except as otherwise expressly provided for herein, the Participant or a Permitted Transferee of the Performance Share Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Performance Share Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9.    Repayment of Proceeds; Clawback Policy. If a Restrictive Covenant Violation occurs or the Company discovers after a Termination that grounds existed for Cause at the time thereof, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, the Performance Share Units and any shares issued in respect thereof. Any reference in this Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or termination with, Cause. The Performance Share Units and all proceeds thereof shall be subject to the Company’s Clawback Policy, as in effect from time to time, to the extent the Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.
10.    Restrictive Covenants.
(a)    To the extent that the Participant is a party to an employment or similar agreement with the Company or one of its Affiliates or Subsidiaries containing non-competition, non-solicitation, non-interference or confidentiality restrictions (or two or more such restrictions), those restrictions and related enforcement provisions under such agreement shall govern and the following provisions of this Section 10 shall not apply.

(b)    Competitive Activity
(i)The Participant shall be deemed to have engaged in “Competitive Activity” if, during the period commencing on the Date of Grant and ending on the date that is 12 months after the Termination Date (the “Restricted Activity Period”), the Participant, whether on the Participant’s own behalf or on behalf of or in conjunction with any other Person (as defined below), directly or indirectly, violates any of the following prohibitions:

(I)    During the Restricted Activity Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any person, firm, part-nership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly, solicit or assist in soliciting in competition with the Company or any of its Subsidiaries, the business of any client or prospective client:

(1)	with whom the Participant had personal contact or dealings on behalf of the Company or any of its Subsidiaries during the one year period preceding the Termination Date;

(2)
with whom employees reporting to the Participant have had personal contact or dealings on behalf of the Company or any of its Subsidiaries during the one year immediately preceding the Termination Date; or

(3)	for whom the Participant had direct or indirect responsibility during the one year immediately preceding the Termination Date.

(II)    During the Restricted Activity Period, the Participant will not directly or indirectly:

(1)
engage in any business that competes with the business of the Company or any of its Subsidiaries, including, but not limited to, providing formulation/dose form technologies and/or contract services to pharmaceutical, biotechnology, over-the-counter and vitamin/mineral supplements companies related to pre-clinical and clinical development, formulation, analysis, manufacturing and/or packaging and any other technology, product  or service of the type developed, manufactured or sold by the Company or any of its Subsidiaries (including, without limitation, any other business which the Company or any of its Subsidiaries have plans to engage in as of the Termination Date) in any geographical area where the Company or any of its Subsidiaries conduct business (a “Competitive Business”);

(2)	enter the employ of, or render any services to, any Person (or any division or controlled or controlling Affiliate of any Person) who or which engages in a Competitive Business;

(3)
acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(4)
interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the Date of Grant) between the Company or any of its Subsidiaries and customers, clients, suppliers, or investors of the Company or any of its Subsidiaries.

Notwithstanding anything to the contrary in this Agreement, the Participant may, directly or indirectly own, solely as an investment, securities of any entity engaged in the business of the Company or any of its Subsidiaries which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (i) is not a controlling person of, or a member of a group which controls, such Person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.
(III)    During the Restricted Activity Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(1)	solicit or encourage any employee of the Company or any of its Subsidiaries to leave the employment of the Company or any of its Subsidiaries; or

(2)
hire any such employee who was employed by the Company or any of its Subsidiaries as of the Termination Date or who left the employment of the Company or any of its Subsidiaries coincident with, or within six (6) months prior to or after, the Termination Date; provided, however, that this restriction shall cease to apply to any employee who has not been employed by the Company or any of its Subsidiaries for at least six (6) months.

(IV)    During the Restricted Activity Period, the Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company or any of its Subsidiaries any consultant then under contract with the Company or any of its Subsidiaries.
(ii)    It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 10(b) to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c)    Confidentiality
(i)    The Participant will not at any time (whether during or after the Participant’s Employment) (x) retain or use for the benefit, purposes or account of the Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company and its Affiliates and Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information --including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals -- concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.
(ii)    “Confidential Information” shall not include any information that is (x) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (y) made legitimately available to the Participant by a third party without breach of any known confidentiality obligation; or (z) required by law to be disclosed or in any judicial or administrative process; provided that the Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate, at the Company’s cost, with any attempts by the Company to obtain a protective order or similar treatment.
(iii)    Except as required by law, the Participant will not disclose to anyone, other than the Participant’s immediate family and legal or financial or tax advisors or lender, each of whom the Participant agrees to instruct not to disclose, the existence or contents of this Agreement (unless this Agreement shall be publicly available as a result of a regulatory filing made by the Company or one of its Affiliates or Subsidiaries); provided, that the Participant may disclose to any prospective future employer the provisions of Section 10 of this Agreement provided they agree to maintain the confidentiality of such terms.
(iv)    Upon Termination, the Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company or one of its Affiliates or Subsidiaries, except that the Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Participant is or becomes aware.
(d)    Equitable Relief.

Notwithstanding the remedies set forth in Section 9 above and notwithstanding any other remedy which would otherwise be available to the Company at law or in equity, the Company and the Participant agree and acknowledge that if an actual or threatened Restrictive Covenant Violation occurs, the Company will be entitled to an injunction and/or other equitable relief restraining the Participant from the Restrictive Covenant Violation without the necessity of posting a bond or proving actual damages.
11.    Tax Withholding.
(a)    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Units, including, but not limited to, the grant, vesting or settlement of the Performance Share Units, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Share Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Satisfaction of Withholding Obligations. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by any of the means described in Section 14(d) of the Plan or by such other means or method as the Committee in its sole discretion and without notice to the Participant deems appropriate.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the vested Performance Share Units, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.
Finally, the Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
12.    Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the

Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
13.    No Right to Continued Employment. Neither the Plan nor this Agreement nor the granting of the Performance Share Units evidenced hereby shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any of its Affiliates or Subsidiaries. Further, the Company, or, if different, the Service Recipient, may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
14.    Nature of Grant. In accepting the grant of the Performance Share Units, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Performance Share Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Share Units, or benefits in lieu of Performance Share Units, even if Performance Share Units have been granted in the past;
(c)    all decisions with respect to future Performance Share Units or other grants, if any, will be at the sole discretion of the Company;
(d)    the Performance Share Unit grant and the Participant’s participation in the Plan shall not be interpreted as forming an employment or service contract with the Company, or any Affiliate or Subsidiary;
(e)    the Participant is voluntarily participating in the Plan;
(f)    the Performance Share Units and the shares of Common Stock subject to the Performance Share Units, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)    the Performance Share Units and the shares of Common Stock subject to the Performance Share Units, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Share Units resulting from a Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Performance Share Units to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, any of its Affiliates or Subsidiaries, waives the Participant’s ability, if any, to bring any such claim, and releases the Company, its Affiliates and Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(j)    unless otherwise provided in the Plan or by the Company in its discretion, the Performance Share Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Share Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock of the Company; and
(m)    the Participant acknowledges and agrees that neither the Company, nor any Affiliate or Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Performance Share Units or of any amounts due to the Participant pursuant to the settlement of the Performance Share Units or the subsequent sale of any shares of Common Stock acquired upon settlement.
15.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
16.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Performance Share Unit grant materials by and among, as applicable, the Service Recipient, the Company and its other Affiliates or Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Service Recipient may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Share Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Morgan Stanley Smith Barney LLC, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, Morgan Stanley Smith Barney LLC and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s Employment and career with the Service Recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Performance Share Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the

Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
17.    Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
18.    Waiver and Amendments. Subject to Section 13(b) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, prospectively or retroactively (including after the Participant’s Termination); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant hereunder shall not to that extent be effective without the consent of the Participant. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

19.    Governing Law; Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New Jersey, agree that such litigation shall be conducted in the courts of Somerset County, or the federal courts for the United States for the District of New Jersey, where this grant is made and/or to be performed.

20.    Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

21.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

23.    Imposition of Other Requirements. The Company reserves the right to impose any other requirements on the Participant’s participation in the Plan, on the Performance Share Units and on any shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.    Section 409A of the Code. The Performance Share Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that the Performance Share Units (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the Performance Share Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

25.    Appendix. Notwithstanding any provisions in this Agreement, the Performance Share Unit grant shall be subject to any special terms and conditions set forth in Appendix A to this Performance Share Unit Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Performance Share Unit Agreement.

26.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., Performance Share Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

27.    Entire Agreement. This Agreement, the Grant Notice and the Plan constitute the entire understanding between the Participant and the Company regarding the Performance Share Units. This Agreement, the Grant Notice and the Plan supersede any prior agreements, commitments or negotiations concerning the Performance Share Units.

Exhibit A

1.    Vesting/Change in Control. Except as otherwise expressly provided in Section 6 of the Performance Share Unit Agreement, provided the Participant has not incurred a Termination on or prior to the Regular Vesting Date (as defined below), the Performance Share Units granted hereunder shall vest upon the date on which the Committee determines the cumulative Revenue (as defined below) growth during the Performance Period and the cumulative EBITDA (as defined below) growth during the Performance Period, in each case, as of the last day of the Performance Period, which determination shall be made no later than the seventy-fifth (75th) day following the end of the Performance Period (the “Regular Vesting Date”) and in an amount, if any, equal to the product of (1) the Target Number of Performance Share Units and (2) the Cumulative Performance Percentage (as defined and described below). Upon the Regular Vesting Date, the Restricted Period shall expire and any vested Performance Share Units shall be settled in accordance with Section 5 of the Performance Share Unit Agreement. Any Performance Share Units that do not become vested in accordance with this Exhibit A (to the extent not previously forfeited pursuant to Section 6 of the Performance Share Unit Agreement) shall, effective as of the Regular Vesting Date, be forfeited by the Participant without consideration.
Notwithstanding the foregoing:
(i)    in the event of a Change in Control on or prior to July 1, 2015, to the extent the acquiring or successor entity does not assume, continue or substitute for the Performance Share Units, the Target Number of Performance Share Units, to the extent not then vested or previously forfeited or cancelled, shall become fully vested and on such date the Restricted Period shall expire (the date of such vesting and expiration, the “CIC Vesting Date”);
(ii)    in the event of a Change in Control after July 1, 2015 but prior to the end of the Performance Period, to the extent the acquiring or successor entity does not assume, continue or substitute for the Performance Share Units, a number of Performance Share Units equal to the number that would have vested based on the Cumulative Performance Percentage measured as of the last day of the fiscal year immediately preceding the date of the Change in Control (such day, the “End Date”) based on actual growth between July 1, 2014 through and including the End Date, measuring cumulative growth as of the End Date, to the extent not then vested or previously forfeited or cancelled, shall become fully vested and the Restricted Period with respect to such Performance Share Units shall expire on the CIC Vesting Date;
(iii)    in the event of a Change in Control on or prior to July 1, 2015, to the extent the acquiring or successor entity assumes, continues or substitutes for the Performance Share Units, in lieu of the vesting schedule in the first paragraph above, the Target Number of Performance Share Units will be subject to the following vesting schedule: provided the Participant has not incurred a Termination prior to the Time Vesting Date (as defined below), such Performance Share Units shall vest on June 30, 2017 (the “Time Vesting Date”) and, on the Time Vesting Date, the Restricted Period with respect to such Converted PSUs (as defined below) shall expire; and
(iv)    in the event of a Change in Control after July 1, 2015, to the extent the acquiring or successor entity assumes, continues or substitutes for the Performance Share Units, in lieu of the vesting schedule in the first paragraph above, a number of Performance Share Units equal to the number that would have vested based on the Cumulative Performance Percentage measured as of the End Date based on actual growth between [ ] through and including the End Date, measuring cumulative growth as of the End Date, will be subject to the following vesting schedule: provided the Participant has not incurred a Termination prior to the Time Vesting Date, such Performance Share Units shall vest on the Time Vesting Date and, on the Time Vesting Date, the Restricted Period with respect to such Converted PSUs shall expire.
Any Performance Share Units that do not vest or become Converted PSUs, as applicable, shall immediately be forfeited without any further action by the Company or the Participant and without any payment of consideration therefor.
For purposes of this Exhibit A and the Performance Share Unit Agreement, the term “Converted PSUs” shall mean those Performance Share Units that result from conversion pursuant to clause (iii) or clause (iv) above.

2.    Cumulative Performance Percentage. A number of Performance Share Units granted hereunder shall vest, if at all, based on the Cumulative Performance Percentage which is based on the cumulative Revenue (as defined below) growth during the Performance Period and the cumulative EBITDA (as defined below) growth during the Performance Period, determined as of the last day of the Performance Period in accordance with this Section 2.

For purposes of this Exhibit A:

“Revenue” shall mean net revenue as presented in the Company’s annual Securities and Exchange Commission filings but will be adjusted to [ ] fiscal year average foreign exchange rates. Future performance will be translated at constant foreign exchange rates in order to gauge performance against revenue goals in consideration of foreign currency fluctuations, which may occur. Revenue targets may also be adjusted during the Performance Period for any unusual items as defined and interpreted by the Committee including, but not limited to acquisitions and divestitures.

“EBITDA” shall mean the Company’s internally adjusted EBITDA which is generally calculated in the same manner as Adjusted EBITDA is calculated for purposes of the Company’s indentures governing its notes and its credit agreement governing its senior unsecured term loan facility, except for the impact of foreign exchange and other non-operational matters. EBITDA is based on [ ] fiscal year average foreign exchange rates and future performance will be translated at constant foreign exchange rates in order to gauge performance against EBITDA goals in consideration of foreign currency fluctuations, which may occur. EBITDA targets may also be adjusted during the Performance Period for any unusual items as defined and interpreted by the Committee including, but not limited to acquisitions and divestitures.

The Cumulative Performance Percentage shall be equal to the sum of twenty-five percent (25%) of the Revenue Performance Percentage and seventy-five percent (75%) of the EBITDA Performance Percentage as outlined and determined below.

Cumulative Revenue Growth (during the Performance Period expressed as a percentage assuming the starting point for Revenue growth is $ million)	Revenue Performance Percentage
%- %	%
%	%
%	%
%	%
%	%
%	%
%+	%

Cumulative EBITDA Growth (during the Performance Period expressed as a percentage assuming the starting point for EBITDA growth is $ million)	EBITDA Performance Percentage
%- %	%
%	%
%	%
%	%
%	%
%	%
%	%
%+	%

Cumulative Performance Percentage

(the Revenue and EBITDA dollar amounts reflected below assume the full Performance Period runs and such amounts reflect Revenue and EBITDA for the 20[ ], 20[ ] and 20[ ] fiscal years, in the aggregate)

Cumulative EBITDA (75%) (in millions)
		$	$	$	$	$
Cumulative Revenue (25%) (in millions)	$	%	%	%	%	%
	$	%	%	%	%	%
	$	%	%	%	%	%
	$	%	%	%	%	%
	$	%	%	%	%	%

The Revenue Performance Percentage, EBITDA Performance Percentage and Cumulative Performance Percentage shall each be a linear interpolation for any achievement that falls between the above targets, provided that there shall be no linear interpolation if the cumulative Revenue growth increases on average by less than [ ]% as of the last day of the Performance Period and/or the cumulative EBITDA growth increases on average by less than [ ]% as of the last day of the Performance Period. The maximum possible payout is [ ] percent ([ ]%) of the Target Number of Performance Share Units if cumulative Revenue growth increases on average by at least [ ] percent ([ ]%) as of the last day of the Performance Period and cumulative EBITDA growth increases on average by at least [ ] percent ([ ]%) as of the last day of the Performance Period.

APPENDIX A

PERFORMANCE SHARE UNIT AGREEMENT FOR NON-U.S. PARTICIPANTS
UNDER THE
CATALENT, INC.
2014 OMNIBUS INCENTIVE PLAN

COUNTRY-SPECIFIC TERMS AND CONDITIONS

All capitalized terms used in this Appendix A that are not defined herein have the meanings defined in the Plan or the Performance Share Unit Agreement for Non-U.S. Participants (the “Performance Share Unit Agreement”).  This Appendix A constitutes part of the Performance Share Unit Agreement.
Terms and Conditions
This Appendix A includes additional or different terms and conditions that govern the Performance Share Units if the Participant works or resides in one of the countries listed below.  The Participant understands that if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers Employment and/or residency after the Date of Grant or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
Notifications
This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2014.  Such laws are often complex and change frequently.  As a result, the Participant should not rely on the information in this Appendix A as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Performance Share Units vest or at the time the Participant sells the shares of Common Stock.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result.  Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers Employment and/or residency after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant.

ARGENTINA

Notifications

Securities Law Information. Neither the Performance Share Units nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. If the Participant transfers proceeds from the sale of shares of Common Stock or the receipt of any dividends paid on such shares into Argentina within 10 days of sale/receipt (i.e., if the proceeds have not been held in a U.S. bank or brokerage account for at least 10 days prior to transfer), the Participant must deposit 30% of the proceeds into a non-interest bearing account in Argentina for 365 days. If the Participant has satisfied the 10 day holding obligation, the Argentine bank handling the transaction may still request certain documentation in connection with the Participant’s request to transfer proceeds into Argentina, including evidence of the sale and proof of the source of funds used to purchase the shares of Common Stock. If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the transfer amount be placed in a non-interest bearing dollar denominated mandatory deposit account for a holding period of 365 days.

The Participant must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting of the Performance Share Units and the subsequent sale of any shares of Common Stock acquired at vesting and the receipt of any dividends.

Please note that exchange control regulations in Argentina are subject to frequent change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations the Participant may have in connection with the Participant’s participation in the Plan.

Foreign Asset/Account Reporting Information. The Participant must report any shares of Common Stock acquired under the Plan and held by the Participant on December 31st of each year on the Participant’s annual tax return for that year. The Participant is strongly advised to consult the Participant’s personal tax advisor to ensure compliance with this tax reporting obligation.

AUSTRALIA

Terms and Conditions

Vesting. The following provisions supplement the Performance Share Unit Grant Notice and Sections 3 and 6 and Exhibit A of the Performance Share Unit Agreement:
Notwithstanding Section 6(c) of the Performance Share Unit Agreement, if the Participant incurs a Termination due to Disability or Retirement, the Target Number of Performance Share Units shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and the Restricted Period shall expire.
Data Privacy. The following provisions supplement Section 16 of the Performance Share Unit Agreement:
The Company can be contacted at 14 Schoolhouse Rd, Somerset, NJ 08873. The Service Recipient can be contacted at Catalent Australia Pty. Ltd., 217-221 Governor Road, Braeside, Victoria, Australia 3195.
The Participant’s personal information will be held in accordance with the Service Recipient’s privacy policy, a copy of which can be obtained by contacting the Service Recipient at the address indicated above. The Service Recipient’s privacy policy contains, among other things, details of how the Participant can access and seek correction of personal information held in connection with this Performance Share Units, how the Participant can complain about a breach of the Australian Privacy Principles and how the Service Recipient will deal with such a complaint.
The Participant understands and agrees that Data may be transferred to recipients located outside of Australia, including the United States and any other country where the Company has operations.

Notifications

Securities Law Information. If the Participant acquires shares of Common Stock pursuant to the Performance Share Units and offers the shares of Common Stock for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice as to his or her disclosure obligations prior to making any such offer.

Exchange Control Information. The Participant is responsible for reporting cash transactions inbound (e.g., the remittance of cash proceeds received upon sale of shares of Common Stock) exceeding A$10,000 and for inbound international fund transfers of any value, which do not involve an Australian bank.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. The Participant is required to report any security or bank account (including a brokerage account) opened and maintained outside Belgium on his or her annual tax return.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Performance Share Units, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the Performance Share Units, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan.
Notifications

Exchange Control Information. If the Participant is resident or domiciled in Brazil, the Participant will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock acquired under the Plan.

CHINA

Terms and Conditions

The following terms and conditions will be applicable to the Participant to the extent that the Company, in its discretion, determines that the Participant’s participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (“PRC”), as implemented by the PRC State Administration of Foreign Exchange (“SAFE”).
Vesting. The following provisions supplement the Performance Share Unit Grant Notice and Sections 3 and 6 and Exhibit A of the Performance Share Unit Agreement:

Notwithstanding anything to the contrary in the Performance Share Unit Agreement, the Performance Share Units shall not vest and no shares of Common Stock will be issued to the Participant unless and until all necessary exchange control or other approvals with respect to the Performance Share Units under the Plan have been obtained from SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the Performance Share Units are scheduled to vest in accordance with the Vesting Schedule set forth on Exhibit A, the Performance Share Units will not vest until the seventh day of the month following the month in which SAFE Approval is obtained (the “Actual Vesting Date”). If the Participant incurs a Termination prior to the Actual Vesting Date, the Participant shall not be entitled to vest in any portion of the Performance Share Units and the Performance Share Units shall be forfeited without any liability to the Company or its Affiliates.
Notwithstanding Section 6(c) of the Performance Share Unit Agreement, if the Participant incurs a Termination due to Disability or Retirement on or after the Actual Vesting Date, the Target Number of Performance Share Units shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and the Restricted Period shall expire.
Settlement of Performance Share Units and Sale of Shares. Notwithstanding anything to the contrary in the Plan or the Performance Share Unit Agreement, due to PRC exchange control restrictions the Participant agrees that any shares of Common Stock acquired at settlement of the Performance Share Units may be immediately sold at settlement or, at the Company’s discretion, at a later time (including when the Participant terminates Employment for any reason). If, however, the sale of the shares of Common Stock is not permissible under the Company’s insider trading policy, the Company retains the discretion to postpone the issuance of the shares of Common Stock subject to the vested Performance Share Units until such time that the sale is again permissible and to then immediately sell the shares of Common Stock subject to the Performance Share Units. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of the shares of Common Stock (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes such broker to complete the sale of such shares of Common Stock. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items has been satisfied. Due to fluctuations in the share price and/or the United States Dollar exchange rate between the settlement date and (if later) the date on which the shares of Common Stock are sold, the sale proceeds may be more or less than the market value of the shares of Common Stock on the settlement date (which is the amount relevant to determining the Participant’s tax liability). The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuation in the share price and/or United States Dollar exchange rate.
Exchange Control Restrictions. The Participant understands and agrees that he or she will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan or from any cash dividends paid or such shares. The Participant further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company or any Affiliate or Subsidiary, and the Participant hereby consents and agrees that the proceeds may be transferred to such account by the Company (or its designated broker) on the Participant’s behalf prior to being delivered to the Participant. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate such transfers.

The proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Participant in U.S. dollars, the Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to the Participant in local currency, (i) the Participant acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and (ii) the Participant agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold or dividends are paid and the time the proceeds are converted to local currency and distributed to the Participant. The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Notifications

Foreign Asset/Account Reporting Information. Effective from January 1, 2014, PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, the Participant may be subject to reporting obligations for the Performance Share Units and/or the shares of Common Stock acquired under the Plan and any Plan-related transactions. The Participant should consult his or her personal legal advisor regarding the details of this reporting obligation.

FRANCE

Terms and Conditions

Type of Performance Share Units. The Performance Share Units are not granted as “French-qualified” awards and are not intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197 to L. 225-197-6 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the Performance Share Units, the Participant confirms having read and understood the documents related to the Performance Share Units (the Plan and the Agreement) which were provided in the English language. The Participant accepts the terms of these documents accordingly.

Consentement Relatif à l'Utilisation de la Langue Anglaise. En acceptant l’Attribution, le Participant confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et le Contrat d'Attribution) qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.

Notifications

Foreign Asset/Account Reporting Information. The Participant is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank). In the case of payments made or received in connection with securities (including proceeds realized upon the sale of shares of Common Stock), the report must be made by the 5th day of the month following the month in which the payment was made or received. The form of the report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant understands that if the Participant makes or receives a payment in excess of this amount, the Participant is responsible for complying with applicable reporting requirements.

ITALY

Terms and Conditions

Data Privacy. This provision replaces Section 16 of the Performance Share Unit Agreement:

The Participant understands that the Service Recipient, the Company and any other Affiliate and Subsidiary may hold certain personal information about the Participant, including, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of the Performance Share Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Personal Data”) and will process such data for the exclusive purpose of implementing, managing and administering the Plan.

The Participant also understands that providing the Company with Personal Data is mandatory for compliance with local law and necessary for the performance of the Plan and that the Participant’s refusal to provide such Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controllers of personal data processing are Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873, and Catalent Italy, SpA, Via Nettunense KM 20, 100 04011 Aprilia (LT), Italy, which is also the Company’s representative in Italy for privacy purposes pursuant to Legislative Decree no 196/2003.

The Participant understands that Personal Data will not be publicized, but it may be accessible by the Service Recipient and its internal and external personnel in charge of processing of such Personal Data and by the Personal Data Processor (the “Processor”), if any. An updated list of Processors and other transferees of Personal Data is available upon request from the Service Recipient. Furthermore, Personal Data may be transferred to Morgan Stanley Smith Barney LLC, Service Recipient and any banks, other financial institutions or brokers involved in the management and administration of the Plan. The Participant understands that the Company and/or its Affiliates and Subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or its Affiliates and Subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Morgan Stanley Smith Barney LLC or another third party with whom the Participant may elect to deposit any shares of Common Stock acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Personal Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in or outside the European Economic Area in such countries as in the United States that may not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete the Participant’s Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

The Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of the Participant’s Personal Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, ask for rectification of the Participant’s Personal Data and estop, for legitimate reason, the Personal Data processing.

Furthermore, the Participant is aware that the Participant’s Personal Data will not be used for direct marketing purposes. In addition, the Personal Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s human resources department.

Plan Document Acknowledgement. By accepting the Performance Share Units, the Participant acknowledges that (a) the Participant has received the Plan and the Agreement; (b) the Participant has reviewed those documents in their entirety and fully understands the contents thereof; and (c) the Participant accepts all provisions of the Plan and the Agreement. The Participant further acknowledges that the Participant has read and specifically and expressly approves, without limitation, the following sections of the Performance Share Unit Agreement: “Treatment on Termination”; “Non-Transferability”; “Repayment of Proceeds; Clawback Policy”; “Restrictive Covenants”; “Tax Withholding”; “No Right to Continued Employment”; “Nature of Grant”; “No Advice Regarding Grant”; “Data Privacy” as replaced by the above provision; “Waiver and Amendments”; “Governing Law; Venue”; “Electronic Delivery and Acceptance”; “Imposition of Other Requirements”; and “Appendix.”

Notifications

Foreign Asset/Account Reporting Information. If, at any time during the fiscal year, the Participant holds foreign financial assets (including cash and/or shares of Common Stock) which may generate income taxable in Italy, the Participant is required to report these assets on his or her annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to the Participant if the Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax Information. The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax. Beginning in 2014, such tax is levied at an annual rate of 2 per thousand (0.2%). The taxable amount will be the fair market value of the financial assets (e.g., shares of Common Stock) assessed at the end of the calendar year. The Participant is responsible for complying with any reporting and/or payment obligations that may arise in connection with this tax.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. If the Participant holds assets (e.g., shares of Common Stock acquired under the Plan, proceeds from the sale of shares of Common Stock and, possibly, Performance Share Units) outside of Japan with a value exceeding ¥50 million as of December 31 of any calendar year, the Participant is required to report such to the Japanese tax authorities by March 15th of the following year. The Participant should consult with his or her personal tax advisor regarding the details of this reporting obligation.

SINGAPORE

Notifications

Securities Law Information. The Performance Share Units are granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Performance Share Units are subject to section 257 of the SFA and the Participant will not be able to make (i) any subsequent sale of the shares of Common Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Common Stock in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1

Subdivision (4) (other than section 280) of the SFA.

Director Notification Requirement. Directors, associate directors and shadow directors2 of a Singaporean Affiliate or Subsidiary are subject to certain notification requirements under the Singapore Companies Act and must notify the Singaporean Affiliate or Subsidiary in writing of an interest (e.g., Performance Share Units, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director (if such an interest exists at the time).

SWITZERLAND

Notifications

Securities Law Information. The offer of the Performance Share Units is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland.

UNITED KINGDOM

Terms and Conditions

Form of Settlement. Notwithstanding any discretion contained in the Plan or anything to the contrary in the Performance Share Unit Agreement, the Performance Share Units are payable in shares of Common Stock only.

Tax Withholding. The following provisions supplement Section 11 of the Performance Share Unit Agreement:

If payment or withholding of the income tax due in connection with the Performance Share Units is not made within ninety (90) days of the end of the tax year in which the taxable event occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Service Recipient, effective on the Due Date. The Participant agrees that the loan will bear interest at the official rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by the Participant, and the Company and/or the Service Recipient may recover it at any time thereafter by any of the means referred to in Section 11 of the Performance Share Unit Agreement.

Notwithstanding the foregoing, if the Participant is an executive officer or director of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant shall not be eligible for a loan to cover the income tax due as described above. Instead, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions may be payable. The Participant acknowledges that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Service Recipient (as applicable) for the value of any employee National Insurance contributions due on this additional benefit. The Participant further acknowledges that the Company or the Service Recipient may recover such amounts from the Participant by any of the means referred to in Section 11 of the Performance Share Unit Agreement.

_____________________________
2    A shadow director is an individual who is not on the board of directors of a company but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual.

Joint Election. As a condition of the Participant’s participation in the Plan, the Participant agrees to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Service Recipient in connection with the Performance Share Units and any event giving rise to Tax-Related Items (the “Service Recipient’s Liability”). Without limitation to the foregoing, the Participant agrees to execute the following joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Service Recipient’s Liability to the Participant. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Service Recipient. The Participant further agrees that the Company and/or the Service Recipient may collect the Service Recipient’s Liability from him or her by any of the means set forth in Section 11 of the Performance Share Unit Agreement.

If the Participant does not enter into the Joint Election prior to the vesting of the Performance Share Units or any other event giving rise to Tax-Related Items, he or she will not be entitled to vest in the Performance Share Units or receive any benefit in connection with the Performance Share Units unless and until he or she enters into the Joint Election and no shares of Common Stock or other benefit pursuant to the Performance Share Units will be issued to the Participant under the Plan, without any liability to the Company and/or the Service Recipient.

URUGUAY

There are no country-specific provisions.

ATTACHMENT TO APPENDIX FOR THE UNITED KINGDOM

Important Note on the Joint Election to Transfer Service Recipient National Insurance Contributions

As a condition of participation in the Catalent, Inc. 2014 Omnibus Incentive Plan (the “Plan”) and the Performance Share Units that have been granted to you (the “Participant”) by Catalent, Inc. (the “Company”), the Participant is required to enter into a joint election to transfer to the Participant any liability for employer National Insurance contributions (the “Service Recipient’s Liability”) that may arise in connection with the Performance Share Units or in connection with any future Performance Share Units that may be granted by the Company to the Participant under the Plan (the “Joint Election”).
If the Participant does not agree to enter into the Joint Election, the Performance Share Units will be worthless as the Participant will not be able to vest in the Performance Share Units or receive any benefit in connection with the Performance Share Units.
By entering into the Joint Election:

1.
the Participant agrees that any Service Recipient’s Liability that may arise in connection with or pursuant to the vesting of the Performance Share Units (or any performance share units granted to the Participant under the Plan) or the acquisition of shares of the Company’s common stock or other taxable events in connection with the Performance Share Units (or any other performance share units granted under the Plan) will be transferred to the Participant;

2.
the Participant authorises the Company and/or the Participant’s employer to recover an amount sufficient to cover the Service Recipient’s Liability by any method set forth in the Performance Share Unit Agreement and/or the Joint Election; and

3.
the Participant acknowledges that even if he or she has accepted the Joint Election via the Company's online procedure, the Company or the Participant’s employer may still require the Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.

By accepting the Performance Share Units through the Company’s online acceptance procedure (or by signing the Performance Share Unit Agreement), the Participant is agreeing to be bound by the terms of the Joint Election.
Please read the terms of the Joint Election carefully before accepting the Performance Share Unit Agreement
and the Joint Election.
Please print and keep a copy of the Joint Election
for your records.

CATALENT, INC.
2014 OMNIBUS Incentive Plan

(UK Employees)
Election To Transfer the Service Recipient’s National Insurance Liability to the Employee
1.    Parties

This Election is between:

(A)
You, the individual who has gained access to this Election (the “Employee”), who is employed by one of the U.K. companies listed in the Schedule below (the “Service Recipient”) and who is eligible to receive Performance Share Units (“Performance Share Units”) granted by Catalent, Inc. pursuant to the terms and conditions of the 2014 Omnibus Incentive Plan (the “Plan”), and

(B)
Catalent, Inc. of 14 Schoolhouse Road, Somerset, NJ 08873, United States of America (the “Company”), which may grant Performance Share Units under the Plan and is entering into this Form of Election on behalf of the Service Recipient .

2.    Purpose of Election

2.1	This Election relates to Performance Share Units granted by the Company under the Plan on or after September __, 2014.
2.2    In this Election the following words and phrases have the following meanings:
“Taxable Event” means, in relation to the Performance Share Units:

(i)	the acquisition of securities pursuant to the Performance Share Units (within section 477(3)(a) of ITEPA); and/or

(ii)	the assignment or release of the Performance Share Units in return for consideration (within section 477(3)(b) of ITEPA); and/or

(iii)	the receipt of a benefit in connection with the Performance Share Units, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA); and/or

(iv)	post-acquisition charges relating to the Performance Share Units and/or shares acquired pursuant to the Performance Share Units (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the Performance Share Units and/or shares acquired pursuant to the Performance Share Units (within section 439 of ITEPA).

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.3
This Election relates to the Service Recipient’s secondary Class 1 National Insurance Contributions (the “Service Recipient’s Liability”) which may arise on the occurrence of a Taxable Event in respect of the Performance Share Units pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

3.    Election
The Employee and the Company jointly elect that the entire liability of the Service Recipient to pay the Service Recipient’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by signing the Performance Share Unit Agreement to accept the grant of the Performance Share Units he or she will become personally liable for the Service Recipient’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
4.    Payment of the Service Recipient’s Liability

4.1	The Employee hereby authorises the Company and/or the Service Recipient to collect the Service Recipient’s Liability from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Performance Share Units; and/or

(iv)	by any other means specified in the Performance Share Unit Agreement.

4.2
The Company hereby reserves for itself and the Service Recipient the right to withhold the transfer of any securities in respect of the Performance Share Units to the Employee until full payment of the Service Recipient’s Liability is received.

4.3
The Company agrees to procure the remittance by the Service Recipient of the Service Recipient’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5.    Duration of Election

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Service Recipient on the date on which the Service Recipient’s Liability becomes due.

5.2
Any reference in this Election to the Company and/or the Service Recipient shall include that entity's successors in title and assigns as permitted in accordance with the terms of the relevant Plan and relevant Agreement. This Election will continue in effect in respect of any awards which replace the Performance Share Units in circumstances where section 483 of ITEPA applies.

This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	the date the Company serves written notice on the Employee terminating its effect;

(iii)	the date HM Revenue and Customs withdraws approval of this Election; or

(iv)
after due payment of the Service Recipient’s Liability in respect of the entirety of the Performance Share Units to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee
The Employee acknowledges that by signing the Performance Share Unit Agreement to accept the grant of the Performance Share Units, the Employee agrees to be bound by the terms of this Election.
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signed for and on behalf of the Company

__________________
By:
Title:

SCHEDULE OF EMPLOYER COMPANIES

The Employers to which this Form of Election relates are:

Catalent UK Packaging Limited
Lancaster Way, Wingates Industrial Park,
Registered Number: 00714877
Corporation Tax District: [insert]
Westhoughton, Bolton,
Lancashire UK, BL5 3XX
PAYE Reference: [insert]

Catalent UK Swindon Zydis Limited
Frankland Road,
Registered Number: SCO70691
Corporation Tax District: [insert]
Blagrove, Swindon,
Wiltshire, UK SN5 8YG
PAYE Reference: [insert]